EX-28.h.1.a

AMENDMENT

To Transfer Agency and Service Agreement

Between

DFA Investment Dimensions Group Inc.

And

State Street Bank and Trust Company

This Amendment is entered into as of this 17th day of June, 2013 and made effective as of June 17, 2013, between DFA Investment Dimensions Group Inc. (the “Fund”) and State Street Bank and Trust Company (the “Transfer Agent”). In accordance with Section 16 (Additional Portfolios/Funds’) and Section 15.1 (Amendment) of the Transfer Agency and Service Agreement dated October 3, 2012 (the “Agreement”) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	The first paragraph of the Agreement is hereby amended to replace the reference to “on or about April 1, 2013” with “on or about June 17,2013”;

2.	The current Schedule A to the Agreement is replaced and superseded with the Schedule A attached hereto and made effective as of June 17, 2013; and

3.	All defined terms and definitions in the Agreement shall be the same in this Amendment except as specifically revised by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

DFA INVESTMENT DIMENSIONS GROUP, INC.		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Carolyn O	By:	/s/ Michael Rogers
Name:	Carolyn O	Name:	Michael Rogers
Title:	Vice President	Title:	Executive Vice President

SCHEDULE A

DFA INVESTMENT DIMENSIONS GROUP INC.

Effective as of: June 17, 2013

Asia Pacific Small Company Portfolio

Continental Small Company Portfolio

CSTG&E International Social Core Equity Portfolio

CSTG&E U.S. Social Core Equity 2 Portfolio

DFA California Intermediate-Term Municipal Bond Portfolio

DFA California Short-Term Municipal Bond Portfolio

DFA Commodity Strategy Portfolio

DFA Five-Year Global Fixed Income Portfolio

DFA Global Real Estate Securities Portfolio

DFA Inflation-Protected Securities Portfolio

DFA Intermediate Government Fixed Income Portfolio

DFA Intermediate-Term Extended Quality Portfolio

DFA Intermediate-Term Municipal Bond Portfolio

DFA International Real Estate Securities Portfolio

DFA International Small Cap Value Portfolio

DFA International Value ex Tobacco Portfolio

DFA Investment Grade Portfolio

DFA One-Year Fixed Income Portfolio

DFA Real Estate Securities Portfolio

DFA Selectively Hedged Global Fixed Income Portfolio

DFA Short-Term Extended Quality Portfolio

DFA Short-Term Government Portfolio

DFA Short-Term Municipal Bond Portfolio

DFA Two-Year Global Fixed Income Portfolio

DFA VA Global Moderate Allocation Portfolio

DFA World ex U.S. Government Fixed Income Portfolio

Dimensional Retirement Equity Fund II

Dimensional Retirement Fixed Income Fund I

Dimensional Retirement Fixed Income Fund II

Dimensional Retirement Fixed Income Fund III

Emerging Markets Core Equity Portfolio

Emerging Markets Portfolio

Emerging Markets Small Cap Portfolio

Emerging Markets Social Core Equity Portfolio

Emerging Markets Value Portfolio

Enhanced U.S. Large Company Portfolio

International Core Equity Portfolio

International Large Cap Growth Portfolio

International Small Cap Growth Portfolio

International Small Company Portfolio

International Social Core Equity Portfolio

International Sustainability Core 1 Portfolio

SCHEDULE A

DFA INVESTMENT DIMENSIONS GROUP INC.

Effective as of: June 17, 2013

International Vector Equity Portfolio

Japanese Small Company Portfolio

Large Cap International Portfolio

LWAS/DFA International High Book to Market Portfolio

Selectively Hedged Global Equity Portfolio

T.A. U.S. Core Equity 2 Portfolio

T.A. World ex U.S. Core Equity Portfolio

Tax-Managed DFA International Value Portfolio

Tax-Managed U.S. Equity Portfolio

Tax-Managed U.S. Marketwide Value Portfolio

Tax-Managed U.S. Small Cap Portfolio

Tax-Managed U.S. Targeted Value Portfolio

U.S. Core Equity 1 Portfolio

U.S. Core Equity 2 Portfolio

U.S. Large Cap Equity Portfolio

U.S. Large Cap Value Portfolio

U.S. Large Cap Growth Portfolio

U.S. Micro Cap Portfolio

U.S. Small Cap Portfolio

U.S. Small Cap Growth Portfolio

U.S. Small Cap Value Portfolio

U.S. Social Core Equity 2 Portfolio

U.S. Sustainability Core 1 Portfolio

U.S. Targeted Value Portfolio

U.S. Vector Equity Portfolio

United Kingdom Small Company Portfolio

VA Global Bond Portfolio

VA International Small Portfolio

VA International Value Portfolio

VA Short-Term Fixed Portfolio

VA U.S. Large Value Portfolio

VA U.S. Targeted Value Portfolio

World ex U.S. Core Equity Portfolio

World ex U.S. Targeted Value Portfolio

World ex U.S. Value Portfolio